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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Allos Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALLOS THERAPEUTICS, INC.
11080 CirclePoint Road, Suite 200
Westminster, Colorado 80020

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 18, 2005

Dear Stockholder:

        You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Allos Therapeutics, Inc., a Delaware corporation (the "Company"). The meeting will be held on Wednesday, May 18, 2005 at 8:30 a.m. local time at the Company's offices located at 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020 for the following purposes:

  1.
  To elect directors to serve for the ensuing year and until their successors are elected.

  2.
  To approve the issuance of shares of the Company's common stock upon exchange of shares of the Company's Series A Exchangeable Preferred Stock sold in a financing transaction described in the accompanying proxy statement, as required by current Nasdaq Marketplace Rules.

  3.
  To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 31, 2005.

  4.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice. Submission of Proposal No. 2 to our stockholders is required under the terms of a Securities Purchase Agreement with the holders of our Series A Exchangeable Preferred Stock and the Nasdaq Stock Market rules.

        The record date for the Annual Meeting is March 30, 2005. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors
/s/ MARC H. GRABOYES
Marc H. Graboyes Secretary

Westminster, Colorado
April [    ], 2005

        You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
What is the purpose of the annual meeting?
Who can vote at the annual meeting?
What am I voting on?
How is the Share Exchange structured?
Why are we seeking stockholder approval for the Share Exchange in Proposal No. 2?
Why is our Board of Directors recommending approval of the Share Exchange in Proposal No. 2?
What happens if the Share Exchange in Proposal No. 2 is approved?
What happens if the Share Exchange in Proposal No. 2 is not approved?
How do I vote?
How many votes do I have?
What if I return a proxy card but do not make specific choices?
Who is paying for this proxy solicitation?
What does it mean if I receive more than one proxy card?
Can I change my vote after submitting my proxy?
When are stockholder proposals due for next year's annual meeting?
How are votes counted?
How many votes are needed to approve each proposal?
What is the quorum requirement?
How can I find out the results of the voting at the annual meeting?
PROPOSAL 1 ELECTION OF DIRECTORS
Independence of the Board of Directors
Information Regarding the Board of Directors and its Committees
Audit Committee
Compensation Committee
Nominating and Corporate Governance Committee
Meetings of the Board of Directors
Stockholder Communications with the Board Of Directors
Code of Ethics
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

i

PROPOSAL 2 APPROVAL OF ISSUANCE OF SHARES OF THE COMPANY'S COMMON STOCK UPON EXCHANGE OF THE SERIES A EXCHANGEABLE PREFERRED STOCK
Background
Requirement for Stockholder Approval
Reasons for Stockholder Approval
Summary of the Preferred Stock Financing
Terms of the Exchangeable Preferred
Board Rights
Subscription Rights
Registration Rights
Standstill and Voting Agreement
Amendment of Rights Agreement
Consequences if the Share Exchange is Approved
Consequences if the Share Exchange is Not Approved
Interest of Certain Persons in the Share Exchange
Required Vote and Recommendation of the Board of Directors
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
Principal Accountant Fees and Services
Pre-Approval Policies and Procedures
EXECUTIVE OFFICERS AND KEY EMPLOYEES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION OF DIRECTORS
COMPENSATION OF EXECUTIVE OFFICERS
Summary of Compensation
Stock Option Grants and Exercises
Securities Authorized for Issuance Under Equity Compensation Plans
2002 Broad Based Equity Incentive Plan
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
Employment, Severance and Change of Control Agreements
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

ii

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PERFORMANCE MEASUREMENT COMPARISON
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
HOUSEHOLDING OF PROXY MATERIALS

iii

Allos Therapeutics, Inc.
11080 CirclePoint Road, Suite 200
Westminster, Colorado 80020

PROXY STATEMENT
FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

May 18, 2005

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

        We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Allos Therapeutics, Inc. (sometimes referred to as the "Company" or "Allos") is soliciting your proxy to vote at the 2005 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

        We intend to mail this proxy statement and accompanying proxy card on or about April [    ], 2005 to all stockholders of record entitled to vote at the annual meeting.

What is the purpose of the annual meeting?

        At the annual meeting, our stockholders will act upon the matters outlined in the notice of the meeting on the cover page of this proxy statement, including the election of directors, approval of the issuance of our common stock upon exchange of shares of our Series A Exchangeable Preferred Stock and ratification of our independent auditors. In addition, management will report on our performance and respond to questions from stockholders.

Who can vote at the annual meeting?

        Only stockholders of record at the close of business on March 30, 2005 will be entitled to vote at the annual meeting. On this record date, there were 31,175,783 shares of our common stock outstanding and entitled to vote.

        Holders of our Series A Exchangeable Preferred Stock will not be entitled to vote their shares of Series A Exchangeable Preferred Stock on any of the matters that are scheduled for a vote at the annual meeting.

  Stockholder of Record: Shares Registered in Your Name

        If on March 30, 2005, your shares were registered directly in your name with our transfer agent, Mellon Investor Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on March 30, 2005, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

        There are three matters scheduled for a vote:

  •
  Election of seven directors;

  •
  Approval of the issuance of shares of our common stock upon exchange of shares of our Series A Exchangeable Preferred Stock ("Exchangeable Preferred") sold in a financing transaction described in this proxy statement, as required by current Nasdaq Marketplace Rules (the "Share Exchange"); and

  •
  Ratification of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending December 31, 2005.

How is the Share Exchange structured?

        Upon approval of the Share Exchange by the holders of our common stock, and subject to the receipt by Warburg Pincus Private Equity VIII, L.P. ("Warburg") of any necessary approval pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, each share of Exchangeable Preferred will be automatically exchanged for 10 shares of common stock. The 10-for-1 exchange ratio is based upon the original purchase price per share for the Exchangeable Preferred of $22.10, divided by a price per share of $2.21 for such common stock issued in the Share Exchange.

Why are we seeking stockholder approval of the Share Exchange in Proposal No. 2?

        Because our common stock is listed on the Nasdaq National Market, we are subject to the Nasdaq Marketplace Rules. Rule 4350 of the Nasdaq Marketplace Rules requires stockholder approval for any issuance of stock, other than a public offering for cash, at a price below the greater of book or market value of the stock, where the amount of stock being issued would equal 20% or more of the total number of shares of common stock outstanding immediately prior to such issuance or 20% or more of the total voting power outstanding immediately prior to the issuance. These rules also require stockholder approval of any issuance of voting stock that would result in a change of control of the issuer, which is defined as the ownership by any stockholder or group of affiliated stockholders of 20% or more of an issuer's voting stock immediately following the issuance.

        The purchase price for the Exchangeable Preferred was determined on an as-exchanged for common stock basis, and represented a 7.5% discount to the average closing price of our common stock for the twenty trading days immediately preceding the date of the Securities Purchase Agreement relating to the sale of the Exchangeable Preferred. If the Share Exchange is approved, the number of shares of common stock issuable upon exchange of the Exchangeable Preferred will significantly exceed 20% of our outstanding common stock and will also constitute a change of control under the Nasdaq Marketplace Rules because Warburg will own approximately 41.4% of our common stock. As a result of these factors, stockholder approval is required under the Nasdaq Marketplace Rules before we can complete the Share Exchange.

Why is our Board of Directors recommending approval of the Share Exchange in Proposal No. 2?

        Prior to completing the sale of the Exchangeable Preferred in March 2005 (the "Preferred Stock Financing"), we needed additional capital to continue our operations and to pursue our research and development, clinical and regulatory objectives. After considering numerous potential financing alternatives, our Board of Directors determined that the Preferred Stock Financing was the best available financing alternative for us and our stockholders because it would provide the necessary capital to pursue our long-term strategic goals, and will provide us with greater financial flexibility than other alternatives.

        If the Share Exchange is not approved, then the Exchangeable Preferred will remain outstanding in accordance with its terms. If the Exchangeable Preferred remains outstanding, the Exchangeable Preferred will accrue cumulative dividends at an annual rate of 10% of the Preferred Purchase Price, compounded quarterly, will retain a senior liquidation preference over shares of our common stock, and holders of Exchangeable Preferred will be entitled to call their shares of Exchangeable Preferred for redemption in the future. If the holders of Exchangeable Preferred call their Exchangeable Preferred shares for redemption, we would be required to expend substantial cash resources, which we may not have at that time or we could be forced to divert our working capital, requiring us to significantly reduce or even cease our operations. We could also be forced to seek additional financing on terms which could materially and adversely affect the interests of our stockholders at that time. However, stockholder approval of the Share Exchange will result in the elimination of the dividend, liquidation and redemption rights existing in favor of the Exchangeable Preferred, which the Board of Directors believes would be in our best interests and the best interests of our stockholders.

What happens if the Share Exchange in Proposal No. 2 is approved?

        If the Share Exchange is approved, we will issue a total of 23,524,430 shares of common stock upon exchange of the Exchangeable Preferred, which will represent approximately 43% of the total number of shares of common stock outstanding immediately after giving effect to the Share Exchange. Upon completion of the Share Exchange, all rights with respect to the Exchangeable Preferred will terminate and all shares of Exchangeable Preferred will be cancelled and may not be reissued. If the Share Exchange is approved at this meeting, no dividends will be issued in connection with the Share Exchange because dividends do not begin to accrue on the Exchangeable Preferred until March 4, 2006. In addition, approval of the Share Exchange will result in the elimination of the liquidation preferences and redemption rights existing in favor of the Exchangeable Preferred, as described in more detail in Proposal No. 2 below.

What happens if the Share Exchange in Proposal No. 2 is not approved?

        If Proposal No. 2 is not approved, and our stockholders do not approve the exchange at a subsequent meeting prior to March 4, 2006, the Exchangeable Preferred will remain outstanding in accordance with its terms. If the Exchangeable Preferred remains outstanding, the Exchangeable Preferred will accrue cumulative dividends at an annual rate of 10% of the Preferred Purchase Price, compounded quarterly, will retain a senior liquidation preference over shares of our common stock, and holders of Exchangeable Preferred will be entitled to call their shares of Exchangeable Preferred for redemption in the future. Each share of Exchangeable Preferred has a liquidation preference which would be required to be paid in certain circumstances, including a change in our control, prior to any payments being made to holders of our common stock or other equity securities. Dividends on each share of Exchangeable Preferred will be cumulative and will begin to accrue starting one year from the date of original issuance of such share, at an annual rate of 10% of the purchase price per share, compounded quarterly. If the Exchangeable Preferred remains outstanding as of the later of March 4, 2009 or thirty days after we publicly announce the results of our ENRICH trial (the Phase 3 clinical trial of our investigational radiation sensitizer EFAPROXYN™ (efaproxiral) in patients with brain metastases originating from breast cancer), holders of the outstanding Exchangeable Preferred may cause us, at any time thereafter, to redeem the shares of Exchangeable Preferred for cash. The redemption price would be the greater of the original purchase price per share plus all accumulated and unpaid dividends, or an amount per share equal to ten times the 20-day trailing average closing price of a share of our common stock on the Nasdaq National Market preceding the date of the redemption. Such redemption would require us to expend a minimum of approximately $70 million, including accrued dividends through March 4, 2009, and could require a much higher cash expenditure if the trading price of our common stock increases between the date of the initial closing of the Preferred Stock Financing and the redemption date.

How do I vote?

        You may either vote "For" all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are fairly simple:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

  •
  To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

  •
  To vote over the telephone, dial toll-free 1-866-540-5760 using a touch-tone phone and follow the recorded instructions. Have your proxy card in hand when you call. Your vote must be received by 11:59 p.m. Eastern Time on Tuesday, May 17, 2005 to be counted.

  •
  To vote on the Internet, go to to www.proxyvoting.com/alth to complete an electronic proxy card. Have your proxy card in hand when you access the web site. Your vote must be received by 11:59 p.m. Eastern Time on Tuesday, May 17, 2005 to be counted.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other agent. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you own as of March 30, 2005.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" the election of all seven nominees for director, "For" the approval of the issuance of our common stock upon exchange of shares of our Series A Exchangeable Preferred Stock and "For" the selection of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending December 31, 2005. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees and Mellon Investor Services LLC may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but Mellon Investor Services LLC will be paid its customary fee of approximately $6,500 plus out-of-pocket expenses if it solicits proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may send a written notice that you are revoking your proxy to the attention of our Corporate Secretary, c/o Allos Therapeutics, Inc., 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020.

  •
  You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year's annual meeting?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by December 9, 2005, to the attention of our Corporate Secretary, c/o Allos Therapeutics, Inc., 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020. If you wish to submit a proposal that is not to be included in next year's proxy materials or nominate a director, you must do so no earlier than February 17, 2006 and no later than March 19, 2006. You are also advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and (with respect to proposals other than the election of directors) "Against" votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

        If your shares are held by your broker as your nominee (that is, in "street name"), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange ("NYSE") on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

  •
  For the election of directors, the seven nominees receiving the most "For" votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

  •
  To be approved, Proposal No. 2 to approve the Share Exchange must receive a "For" vote from the majority of shares present and entitled to vote either in person or by proxy. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

  •
  To be approved, Proposal No. 3 to ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ended December 31, 2005 must receive a "For" vote from the majority of shares present and entitled to vote either in person or by proxy. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 31,175,783 shares outstanding and entitled to vote. Thus, 15,587,892 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

        Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the quarter ending June 30, 2005.

PROPOSAL 1
ELECTION OF DIRECTORS

        The Company's Board of Directors consists of seven directors. There are seven nominees for director this year for the seven Board positions presently authorized in accordance with the Company's Bylaws. Each director to be elected will hold office until the next annual meeting of stockholders and until his or her successor is elected, or until the director's death, resignation or removal. Each of the nominees listed below, except for Stewart Hen and Jonathan Leff, is currently a director of the Company who was previously elected by the stockholders. Messrs. Hen and Leff were recommended for election to the Company's Board by Warburg Pincus Private Equity VIII, L.P. ("Warburg"), a security holder of the Company. Pursuant to a Securities Purchase Agreement dated March 2, 2005 between the Company and Warburg (the "Securities Purchase Agreement"), for so long as Warburg owns at least two-thirds of the number of shares of Exchangeable Preferred acquired by it under the Securities Purchase Agreement (or two-thirds of the shares of common stock issued upon exchange of such Exchangeable Preferred, if applicable), the Company is required to nominate and use its reasonable best efforts to cause to be elected and cause to remain as directors on its board of directors two individuals designated by Warburg (each, an "Investor Designee" and collectively, the "Investor Designees"). If Warburg no longer has the right to designate two members of the Company's board of directors, then, for so long as Warburg owns at least 50% of the number of shares of the Exchangeable Preferred acquired by it under the Securities Purchase Agreement (or 50% of shares of common stock issued upon exchange of such Exchangeable Preferred, if applicable), the Company is required to nominate and use its reasonable best efforts to cause to be elected and cause to remain as a director on its board of directors, one Investor Designee. Effective as of March 4, 2005, Messrs. Stewart Hen and Jonathan Leff, each of whom is a Managing Director of Warburg, were appointed to the Company's Board. In addition, subject to applicable law and the rules and regulations of the Securities and Exchange Commission and The Nasdaq Stock Market, the Company is required to use its reasonable best efforts to cause one of the Investor Designees to be a member of each principal committee of the Board of Directors.

        It is the Company's policy to encourage nominees for directors to attend the Annual Meeting. All of the nominees for election as a director at the 2004 Annual Meeting of Stockholders attended the 2004 Annual Meeting of Stockholders.

        Directors are elected by a plurality of the votes properly cast in person or by proxy. The seven nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by the Company's management. Each person nominated for election has agreed to serve if elected. The Company's management has no reason to believe that any nominee will be unable to serve.

Nominees

        The following is a brief biography of each nominee for director, as of March 30, 2005.

Name	Age	Principal Occupation/ Position Held with the Company
Stephen J. Hoffman, Ph.D., M.D.	50	Chairman of the Board; General Partner, Techno Venture Management
Michael E. Hart	52	President, Chief Executive Officer and Chief Financial Officer
Michael D. Casey	59	Pharmaceutical Industry Consultant
Mark G. Edwards	47	Managing Director, Recombinant Capital, Inc.
Stewart Hen	38	General Partner, Warburg Pincus & Co. and Managing Director, Warburg Pincus LLC
Marvin E. Jaffe, M.D.	68	Pharmaceutical Industry Consultant
Jonathan S. Leff	36	General Partner, Warburg Pincus & Co. and Managing Director, Warburg Pincus LLC

        Stephen J. Hoffman, Ph.D., M.D. is the Company's Chairman of the Board. He is a General Partner of TechnoVenture Management, a venture capital firm, which is based in Boston, MA. He has served as a member of the Board of Directors since 1994 and as the Company's Chairman of the Board since December 2001. From July 1994 to December 2001, Dr. Hoffman served as the Company's President and Chief Executive Officer. Prior to that, from inception to 1994, Dr. Hoffman served as a consultant to the Company's investor group. From 1990 to 1994, he completed a fellowship in clinical oncology and a residency/fellowship in dermatology, both at the University of Colorado. Dr. Hoffman was the scientific founder of Somatogen Inc., a biopharmaceutical company, where he held the position of Director of Corporate Research and Vice President of Science and Technology from 1987 until 1990. Dr. Hoffman received his Ph.D. in bio-organic chemistry from Northwestern University and his M.D. from the University of Colorado School of Medicine.

        Michael E. Hart has served as the Company's President and Chief Executive Officer since December 2001, and as Chief Financial Officer since May 2003. Previously, Mr. Hart served as the Company's Chief Financial Officer and Senior Vice President, Operations from 1999 to December 2001. From 1995 to 1999, Mr. Hart was Vice President and Chief Financial Officer of NeXstar Pharmaceuticals, Inc., a biopharmaceutical company, where he also served as Chairman of the Management Committee from 1998 to 1999. From 1990 to 1995, Mr. Hart was Executive Vice President and Chief Financial Officer of Vestar, Inc., a pharmaceutical company, and served as Chairman, Office of the President from 1994 to 1995. From 1982 to 1990, Mr. Hart was Treasurer and Director of Finance for Avantek, Inc. and prior to that held various financial positions with high technology companies. Mr. Hart received his M.B.A. from California State University, Fresno, and his undergraduate degrees in business economics and geography from the University of California, Santa Barbara.

        Michael D. Casey has served as a member of the Board of Directors since 2002. Since February 2002, Mr. Casey has been a self-employed consultant to the pharmaceutical industry. Previously, Mr. Casey served four years as President, Chief Executive Officer and Chairman of Matrix Pharmaceutical, Inc., a biopharmaceutical company, until Chiron Corporation acquired the company in February 2002. Prior to joining Matrix, Mr. Casey was President of two divisions of Schein Pharmaceutical, Inc. from 1995 to 1997, and President and Chief Operating Officer of Genetic Therapy, Inc. from 1993 to 1995 until it was sold to Sandoz (Novartis). Mr. Casey also spent 25 years with Johnson & Johnson, including Vice President of Sales and Marketing of Ortho Pharmaceutical Corporation and president of McNeil Pharmaceuticals. Mr. Casey is a director of Bone Care International, Inc., Celgene Corp., Cholestech Corporation, Durect Corporation and Orthologic Corp.

Mr. Casey serves as a member of the Company's Audit, Compensation and Nominating and Corporate Governance Committees.

        Mark G. Edwards has served as a member of the Board of Directors since 1999. He is Managing Director of Recombinant Capital, Inc., a pharmaceutical and biotechnology consulting firm he founded in 1988. From 1999 until December 2000, he served as a General Partner of International Biomedicine Management Partners A.G., a venture capital fund based in Switzerland. Mr. Edwards received his B.A. and M.B.A. from Stanford University. Mr. Edwards is Chairman of the Company's Audit and Nominating and Corporate Governance Committees.

        Stewart Hen has served as a member of the Board of Directors since March 2005. Mr. Hen was elected a director of the Company pursuant to the terms of the Securities Purchase Agreement. Mr. Hen serves as a General Partner of Warburg Pincus & Co. and as a Managing Director of Warburg Pincus LLC. He focuses on life sciences investments, including biotechnology, pharmaceuticals, specialty pharmaceuticals, drug delivery and diagnostics. Mr. Hen has more than 13 years of experience in the biotechnology and pharmaceutical industries. Prior to joining Warburg Pincus LLC, he served as a management consultant at McKinsey & Company where he advised pharmaceutical and biotechnology companies on a range of strategic management issues. Prior to joining McKinsey, Mr. Hen worked for Merck in both Research & Development and Manufacturing. He also serves on the Health Care and Sciences Group of the New York City Investment Fund. Mr. Hen is a director of Rib-X Pharmaceuticals, Inc., Neurogen Corporation and Altus Pharmaceuticals, Inc. Mr. Hen received his M.B.A. from The Wharton School, his M.S. in chemical engineering from the Massachusetts Institute of Technology and his B.S. in chemical engineering from the University of Delaware.

        Marvin E. Jaffe, M.D. has served as a member of the Board of Directors since 1994. Since 1994, Dr. Jaffe has been a self-employed research and development consultant for the pharmaceutical industry. From 1988 to 1994, Dr. Jaffe was President of the R.W. Johnson Pharmaceutical Research Institute, a unit of Johnson & Johnson. From 1970 to 1988, Dr. Jaffe was with Merck Sharp & Dohme Research Laboratories, most recently as Senior Vice President, Medical Affairs. He is a director of Immunomedics, Inc. Dr. Jaffe received his M.D. from Jefferson Medical College where he also completed his residency in Neurology. Dr. Jaffe is Chairman of the Company's Compensation Committee and also serves as a member of the Company's Audit Committee.

        Jonathan S. Leff has served as a member of the Board of Directors since March 2005. Mr. Leff was elected a director of the Company pursuant to the terms of the Securities Purchase Agreement. Since January 2000, Mr. Leff has served as a General Partner of Warburg Pincus & Co. and as a Managing Director of Warburg Pincus LLC, a private equity investment firm. From January 1999 to December 1999, Mr. Leff served as a Vice President of Warburg Pincus, LLC and served as an Associate from 1996 to 1998. He is a director of Intermune, Inc., Neurogen Corporation, Transkaryotic Therapies, Inc., ZymoGenetics, Inc. and several private companies. Mr. Leff received his B.A. in Government from Harvard College and his M.B.A. from Stanford University.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Independence of the Board of Directors

        As required under the Nasdaq Stock Market ("Nasdaq") listing standards, a majority of the members of a listed company's Board of Directors must qualify as "independent," as affirmatively determined by the Board of Directors. The Board consults with the Company's counsel to ensure that the Board's determinations are consistent with all relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.

        Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board affirmatively has determined that each nominee for director is "independent" within the meaning of the applicable Nasdaq listing standards, except for Dr. Hoffman, Chairman of the Board, and Mr. Hart, the President, Chief Executive Officer and Chief Financial Officer of the Company.

        As required under Nasdaq listing standards, in fiscal 2004 the Company's independent directors met in regularly scheduled executive sessions at which only independent directors were present.

Information Regarding the Board of Directors and its Committees

        The Board has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2004 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Michael D. Casey	X		X		X
Mark G. Edwards	X	*			X	*
Marvin E. Jaffe, M.D.	X		X	*
Total meetings in fiscal year 2004	5		3		2

*
Committee Chairperson

        Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding "independence" and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

  Audit Committee

        The Audit Committee of the Board of Directors oversees the Company's corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company's audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of financial reporting controls in effect; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company's annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." Three directors comprise the Audit Committee: Messrs. Casey and Edwards and Dr. Jaffe. The Audit Committee met five times during the fiscal year.

        The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of the Company's Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A) of the Nasdaq listing standards). The Board of Directors has determined that Mr. Edwards qualifies as an "audit committee financial expert," as defined in applicable rules of the Securities and Exchange Commission (the "SEC"). The Board made a qualitative assessment of Mr. Edwards' level of knowledge and experience based on a number of factors, including his formal education, experience and business acumen.

  Compensation Committee

        The Compensation Committee of the Board of Directors reviews and approves the overall compensation strategy and policies for the Company. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company's officers; reviews and approves the compensation and other terms of employment of the Company's Chief Executive Officer; reviews and approves the compensation and other terms of employment of the Company's other officers; and administers the Company's stock option and purchase plans, pension plan, stock bonus plans, deferred compensation plans and other similar programs. The Compensation Committee also recommends to the Board the compensation for Board members, including retainer, committee and committee chair fees and stock option grants. The Compensation Committee has delegated authority to the Chief Executive Officer of the Company, so long as such person is also a member of the Board, to grant stock options to non-officers of the Company within certain limitations. The Compensation Committee is comprised of two directors: Dr. Jaffe and Mr. Casey. All members of the Company's Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Compensation Committee met three times during the fiscal year.

  Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company, reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the board of directors, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing a set of corporate governance principles for the Company. The Company's Nominating and Corporate Governance Committee charter is available on the Company's website at www.allos.com. Two directors comprise the Nominating and Corporate Governance Committee: Mr. Edwards and Mr. Casey. Each of the current members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met two times during the fiscal year.

        The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company's stockholders. However, the Committee retains the right to modify these qualifications from time to time. Candidates for director will be reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Committee intends to consider diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Committee intends to review such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors' independence. In the case of new director candidates, the Committee will also determine whether the nominee must be independent for Nasdaq purposes, which determination will be based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not.

        The Committee will consider any director nominee proposed in good faith by a stockholder of the Company, provided that such stockholder complies with the requirements of Section 5(c) of the Company's Bylaws. Among other things, Section 5(c) of the Bylaws requires a stockholder to timely submit the candidate's name, business credentials, contact information and his or her consent to be considered as a candidate to the attention of the Company's Corporate Secretary, c/o Allos Therapeutics, Inc., 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020. To be timely, a stockholder's nomination must be delivered to the Corporate Secretary no earlier than the close of business on the ninetieth (90th) day and no later than the close of business on the sixtieth (60th) day prior to the first anniversary of the preceding year's annual meeting. The proposing stockholder must also include his or her contact information and a statement of his or her share ownership. Stockholders who wish to submit director nominees should consult Section 5(c) of the Company's Bylaws for additional information.

        Messrs. Hen and Leff were recommended for election to the Board of Directors by Warburg, a security holder of the Company. Pursuant to the Securities Purchase Agreement, for so long as Warburg owns at least two-thirds of the number of shares of Exchangeable Preferred acquired by it under the Securities Purchase Agreement (or two-thirds of the shares of common stock issued upon exchange of such Exchangeable Preferred, if applicable), the Company is required to nominate and use its reasonable best efforts to cause to be elected and cause to remain as directors on the Board of Directors two Investor Designees. If Warburg no longer has the right to designate two members of the Board of Directors, then, for so long as Warburg owns at least 50% of the number of shares of the Exchangeable Preferred acquired by it under the Securities Purchase Agreement (or 50% of shares of common stock issued upon exchange of such Exchangeable Preferred, if applicable), the Company is required to nominate and use its reasonable best efforts to cause to be elected and cause to remain as a director on the Board of Directors, one Investor Designee.

        The Company has engaged a search firm to identify and recruit new candidates for its Board of Directors. The Committee will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Committee will meet to discuss and consider such candidates' qualifications and then select a nominee for recommendation to the Board by majority vote. To date, the Nominating and Corporate Governance Committee has not rejected a timely director nominee from a stockholder or group of stockholders holding more than 5% of the Company's voting stock.

Meetings of the Board of Directors

        The Board of Directors met seven times during the last fiscal year. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

Stockholder Communications with the Board Of Directors

        Historically, the Company has not adopted a formal process for stockholder communications with the Board. Nevertheless, during the upcoming year the Nominating and Corporate Governance Committee will continue to give full consideration to the adoption of a formal process for stockholder communications with the Board and, if adopted, publish it promptly and post it to the Company's website. Until any other procedures are developed and posted on the Company's corporate website, any communications to the Board should be sent to it in care of the Company's Corporate Secretary, c/o Allos Therapeutics, Inc., 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020.

Code of Ethics

        The Company has adopted the Allos Therapeutics, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company's website at www.allos.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS (MARCH 23, 2005)(1)

        The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's corporate accounting and financial reporting processes. The Committee's function is more fully described in its charter, which is available on the Company's website at www.allos.com. The Committee reviews the charter on an annual basis. The Board annually reviews the Nasdaq listing standards' definition of independence for audit committee members and has determined that each member of the Committee meets that standard.

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation contained in such filing.

        Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company's independent auditors, PricewaterhouseCoopers LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles in the United States of America.

        The Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2004 with the Company's management and has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61, as amended, "Communication with Audit Committees." In addition, PricewaterhouseCoopers LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee has discussed with PricewaterhouseCoopers LLP their independence.

        Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Mr. Mark Edwards—Chairman Mr. Michael Casey Dr. Marvin Jaffe

PROPOSAL 2
APPROVAL OF ISSUANCE OF SHARES OF THE COMPANY'S COMMON STOCK
UPON EXCHANGE OF THE SERIES A EXCHANGEABLE PREFERRED STOCK

        The Company is seeking approval of the issuance of shares of the Company's common stock upon exchange of shares of the Company's Series A Exchangeable Preferred Stock ("Exchangeable Preferred") sold in the financing transaction described below, as required by current Nasdaq Marketplace Rules (the "Share Exchange"). If the proposal is adopted at this meeting, each share of Exchangeable Preferred will be automatically exchanged for 10 shares of common stock, as more fully described in this Proposal No. 2.

Background

        On March 2, 2005, the Company entered into a Securities Purchase Agreement with Warburg Pincus Private Equity VIII, L.P. ("Warburg") to which certain other investors were added on March 8, 2005 (the "Securities Purchase Agreement"). Pursuant to the Securities Purchase Agreement, the Company issued and sold an aggregate of 2,352,443 shares of Exchangeable Preferred at a price per share of $22.10 (the "Preferred Purchase Price"), for aggregate gross proceeds of approximately $52.0 million (the "Preferred Stock Financing"). The Company incurred offering expenses of approximately $3.0 million in connection with the sale of the Exchangeable Preferred, resulting in net proceeds of approximately $49.0 million. The shares were sold under the Company's shelf Registration Statement on Form S-3 (File No. 333-113353) declared effective by the Securities and Exchange Commission on April 21, 2004. The closing of the sale of 2,262,443 shares of Exchangeable Preferred to Warburg occurred on March 4, 2005. The closing of the sale of an additional 90,000 shares of Exchangeable Preferred to certain other investors occurred on March 8, 2005.

        Prior to completing the Preferred Stock Financing, the Company needed additional capital to continue its operations and to pursue its research and development, clinical and regulatory objectives. After considering numerous potential financing alternatives, the Company's Board of Directors determined that the Preferred Stock Financing was the best available financing alternative for the Company and its stockholders that would provide the necessary capital to pursue the Company's long-term strategic goals. The Company plans to use the proceeds from the financing to fund its ongoing research and development activities, including the ongoing pivotal Phase 3 trial of its lead product candidate, EFAPROXYN™ (efaproxiral), in patients with brain metastases from breast cancer (ENRICH), and for working capital and general corporate purposes.

Requirement for Stockholder Approval

        Because the Company's common stock is listed on the Nasdaq National Market, the Company is subject to the Nasdaq Marketplace Rules. Rule 4350 of the Nasdaq Marketplace Rules requires stockholder approval for any issuance of stock, other than a public offering for cash, at a price below the greater of book or market value of the stock, where the amount of stock being issued would equal 20% or more of the total number of shares of common stock outstanding immediately prior to such issuance or 20% or more of the total voting power outstanding immediately prior to the issuance. These rules also require stockholder approval of any issuance of voting stock that would result in a change of control of the issuer, which is defined as the ownership by any stockholder or group of affiliated stockholders of 20% or more of an issuer's voting stock immediately following the issuance.

        The Preferred Purchase Price was determined on an as-exchanged for common stock basis, and represented a 7.5% discount to the average closing price of the Company's common stock on the Nasdaq National Market for the twenty trading days immediately preceding the date of the Securities Purchase Agreement. In addition, if the Share Exchange is approved, the number of shares of common stock issuable upon exchange of the Exchangeable Preferred will significantly exceed 20% of the

Company's outstanding common stock. Finally, the issuance of shares of the Company's common stock upon exchange of the Exchangeable Preferred will constitute a change of control under the Nasdaq Marketplace Rules because Warburg will own approximately 41.4% of the Company's common stock following completion of the Share Exchange. As a result of these factors, stockholder approval is required under the Nasdaq Marketplace Rules before the Company can complete the Share Exchange. Stockholder approval of the Share Exchange is not otherwise required as a matter of Delaware law, the Company's restated certificate of incorporation or Bylaws or any other applicable laws, rules or regulations.

Reasons for Stockholder Approval

        If the Share Exchange is not approved at this meeting or a subsequent meeting prior to June 4, 2006, the Exchangeable Preferred will accrue cumulative dividends at an annual rate of 10% of the Preferred Purchase Price, compounded quarterly, will retain a senior liquidation preference over shares of the Company's common stock, and holders of Exchangeable Preferred will be entitled to call their shares of Exchangeable Preferred for redemption in the future, all of which could materially and adversely effect the Company and its stockholders. However, approval of the Share Exchange will result in the elimination of the dividend, liquidation and redemption rights existing in favor of the Exchangeable Preferred, which the Board of Directors believes is in the best interests of the Company and its stockholders.

Summary of the Preferred Stock Financing

        The terms of the Preferred Stock Financing and the Exchangeable Preferred are complex and are only summarized below. Although this proxy statement contains a summary of the material terms of the Preferred Stock Financing and the Exchangeable Preferred, stockholders can find further information on the Preferred Stock Financing and the rights of the Exchangeable Preferred in the current report on Form 8-K filed by the Company on March 4, 2005, as amended on March 10, 2005, and the Preferred Stock Financing documents filed as exhibits to such report. Allos electronically files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding Allos and other issuers that file electronically with the SEC at www.sec.gov. The Company's annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC's website. Stockholders may also read and copy materials that Allos files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. Stockholders may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

  Terms of the Exchangeable Preferred

        General.    The Company's restated certificate of incorporation authorizes the Board of Directors to issue up to 10,000,000 shares of preferred stock, par value $.001 per share. Subject to the limitations prescribed by the restated certificate of incorporation, the Company's Board of Directors is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations, powers, preferences and rights of the shares of each of those series and the qualifications, limitations and restrictions of each of those series, all without any further vote or action by the Company's stockholders. The Exchangeable Preferred is a series of preferred stock. The rights, preferences and privileges of the Exchangeable Preferred are set forth in the Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Exchangeable Preferred Stock of Allos Therapeutics, Inc. filed with the Secretary of State of the State of Delaware on March 3, 2005 (the "Certificate of Designations"). Pursuant to the Certificate of Designations, 2,714,932 of the 10,000,000 authorized shares of preferred stock were designated as Series A Exchangeable Preferred Stock. An aggregate of 2,352,443 shares of Exchangeable Preferred were issued and sold in the Preferred Stock Financing.

        Rank and Voting.    Pursuant to the Certificate of Designations, the Exchangeable Preferred ranks senior to the Company's common stock and each other class of its equity securities with respect to dividend rights and rights upon liquidation, winding up or dissolution, and is non-voting stock, except as otherwise required by Delaware law, subject to the right of the holders to consent to any amendment of its terms.

        Dividends.    Beginning on March 4, 2006 and for so long as the Exchangeable Preferred remains outstanding, the holders of Exchangeable Preferred will be entitled to receive, in preference to the Company's common stock and each other class of its equity securities, cumulative dividends at an annual rate of 10% of the Preferred Purchase Price, compounded quarterly beginning with amounts accrued for the quarter ending March 31, 2006. Such dividends will be payable if the shares of Exchangeable Preferred are exchanged for shares of common stock after March 4, 2006, if the shares of Exchangeable Preferred are redeemed by the Company, upon a liquidation or change in control of the Company, or otherwise when and as declared by the Board of Directors. If the dividends are paid in connection with the exchange of the Exchangeable Preferred for shares of common stock, the Company will pay such dividends in shares of common stock in an amount equal to the dividends that would have been payable through the exchange date had such dividends been paid in cash divided by a price per share of $2.21 for such common stock (subject to appropriate adjustment for stock splits, stock dividends and the like). If the dividends are paid in connection with a redemption of the Exchangeable Preferred or a liquidation or change in control of the Company, the Company will pay such dividends in cash for amounts accrued through the redemption date or payment date, as applicable. Otherwise, the Company may pay the dividends when and as declared by the Board of Directors, in cash or additional shares of Exchangeable Preferred, in its sole discretion.

        Exchange.    Upon the approval of the holders of the Company's common stock as required by the Nasdaq Marketplace Rules, and subject, in Warburg's case, to the receipt of any necessary approval pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Approval"), each share of Exchangeable Preferred will be automatically exchanged for 10 shares of common stock (subject to appropriate adjustments for stock splits, stock dividends and the like); provided that, such approvals are obtained by June 4, 2006. Upon any such exchange, all accrued but unpaid dividends (whether or not declared) on the Exchangeable Preferred, if any, will be paid in shares of common stock in an amount equal to the dividends that would have been payable through the exchange date had such dividends been paid in cash divided by a price per share of $2.21 for such common stock (subject to appropriate adjustments for stock splits, dividends and the like). If the stockholder approval, and in Warburg's case, the HSR Approval, are not obtained by June 4, 2006, then the Exchangeable Preferred will remain outstanding pursuant to its terms and will not be exchanged for shares of common stock. The Company is seeking stockholder approval of the exchange pursuant to this Proposal No. 2.

        Liquidation Preference.    For so long as the Exchangeable Preferred remains outstanding, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Exchangeable Preferred will have the right to receive, before any payments are made to the holders of the Company's common stock or any other class of its equity securities, an amount per share equal to the greater of (i) the Preferred Purchase Price plus all accrued but unpaid dividends (whether or not declared) through the date of payment or (ii) ten times the average closing price of a share of the Company's common stock on the Nasdaq National Market for the twenty trading days immediately preceding the date of payment. In addition, for so long as the Exchangeable Preferred remains outstanding, if the Company consummates a "change in control" (as defined below), the holders of the Exchangeable Preferred will have the right to receive, before any payments are made to the holders of the Company's common stock or any other class of its equity securities, an amount per share equal to the greater of (i) the Preferred Purchase Price plus all accrued and unpaid dividends (whether or not declared) through the date of such change in control or (ii) ten times the fair market value of the consideration per share of common stock received by the holders of common stock in the change in control transaction. After payment of the full amount of the distributions to which they are entitled in connection with any liquidation or change in control of the Company, the holders of Exchangeable Preferred will have no right or claim to any of the Company's remaining assets. The Certificate of Designations defines a "change in control" as (i) a consolidation, merger, reorganization or other form of acquisition of or by the Company in which the Company's stockholders immediately prior to the transaction retain less than 50% of the voting power of or economic interest in the surviving or resulting entity (or its parent) immediately after the transaction, (ii) a sale of the Company's assets in excess of a majority of the Company's assets (valued at fair market value as determined in good faith by the Company's board of directors), (iii) the acquisition by any person, other than Warburg Pincus & Co. and its affiliates, of more than 50% of the Company's outstanding voting securities, or (iv) during any period of 24 consecutive months, individuals who at the beginning of such period were directors of the Company (together with any new directors whose election or appointment was approved by the directors then in office) cease for any reason to constitute a majority of the directors of the Company's board of directors or the board of directors of the surviving or resulting entity (or its parent).

        Redemption.    If the Exchangeable Preferred remains outstanding on the later of (i) thirty days after the Company publicly announces the results of its ENRICH trial (the Phase 3 clinical trial of the Company's investigational radiation sensitizer EFAPROXYN™ (efaproxiral) in patients with brain metastases originating from breast cancer) and (ii) March 4, 2009 (the "Redemption Eligibility Date"), the holders of a majority of the outstanding shares of Exchangeable Preferred will have the option, at any time thereafter, to cause the Company to redeem all (but not less than all) of the outstanding shares of Exchangeable Preferred for cash in a per share amount equal to the greater of (a) the Preferred Purchase Price plus all accrued but unpaid dividends (whether or not declared) through the date of such redemption or (b) ten times the average closing price of a share of common stock on the Nasdaq National Market for the twenty trading days immediately preceding the date of any such redemption (the "Redemption Price"). In addition, if the Exchangeable Preferred remains outstanding on the Redemption Eligibility Date, the Company will have the option, at any time thereafter, to voluntarily redeem all (but not less than all) of the outstanding shares of Exchangeable Preferred for cash in a per share amount equal to the Redemption Price.

  Board Rights

        Pursuant to the Securities Purchase Agreement, for so long as Warburg owns at least two-thirds of the number of shares of Exchangeable Preferred acquired by it under the Securities Purchase Agreement (or two-thirds of the shares of common stock issued upon exchange of such Exchangeable Preferred, if applicable), the Board of Directors will nominate and use its reasonable best efforts to cause to be elected and cause to remain as directors two individuals designated by Warburg (each, an "Investor Designee" and collectively, the "Investor Designees"). If Warburg no longer has the right to designate two members of the Board of Directors, then, for so long as Warburg owns at least 50% of the number of shares of the Exchangeable Preferred acquired by it under the Securities Purchase Agreement (or 50% of shares of common stock issued upon exchange of such Exchangeable Preferred, if applicable), the Board of Directors will nominate and use its reasonable best efforts to cause to be elected and cause to remain as a director, one Investor Designee. In addition, subject to applicable law and the rules and regulations of the SEC and The Nasdaq Stock Market, the Board of Directors will use their reasonable best efforts to cause one of the Investor Designees to be a member of each principal committee of the Board of Directors. Effective upon the closing of the sale of Exchangeable Preferred to Warburg on March 4, 2005, Messrs. Stewart Hen and Jonathan Leff, each of whom is a

Managing Director of Warburg Pincus LLC, were appointed to the Board of Directors pursuant to Warburg's right to nominate directors.

  Subscription Rights

        Pursuant to the Securities Purchase Agreement, for so long as Warburg owns at least two-thirds of the number of shares of Exchangeable Preferred acquired by it under the Securities Purchase Agreement (or two-thirds of the shares of common stock issued upon exchange of such Exchangeable Preferred, if applicable), it will have subscription rights with respect to future issuances of equity securities by the Company, subject to certain standard exceptions. If the Company determines to issue any equity securities not subject to such exceptions, then it must provide notice to Warburg and offer to sell them a pro rata amount of such securities, based on their percentage ownership of the outstanding common stock, calculated as if all shares of Exchangeable Preferred (including any dividends thereon) had been exchanged for shares of common stock as of immediately following the original issuance of the Exchangeable Preferred, on the same terms as the Company proposes to sell such securities to other investors.

  Registration Rights

        In connection with the sale of Exchangeable Preferred, the Company entered into a Registration Rights Agreement dated March 4, 2005 pursuant to which it granted Warburg and the other investors certain registration rights with respect to the shares of common stock, if any, issued upon exchange of the Exchangeable Preferred. Pursuant to the Registration Rights Agreement, beginning March 4, 2007, Warburg and the other investors will have one demand registration (which may be initiated only by Warburg), two S-3 shelf registrations (which may be initiated only by Warburg) and unlimited piggyback rights with respect to any shares of the Company's common stock then owned by Warburg or such other investors.

  Standstill and Voting Agreement

        In connection with Warburg's purchase of Exchangeable Preferred, Warburg and certain of its affiliates entered into a letter agreement dated March 4, 2005 pursuant to which they have agreed not to pursue, for four years, certain activities, the purpose or effect of which may be to change or influence the control of the Company without the approval of the Company's Board of Directors of the Company. In addition, with respect to any vote to elect or remove members of the Board of Directors, Warburg and its affiliates have agreed to vote any shares of common stock owned by them in excess of 33% of the Company's total outstanding common stock, at their option, either as recommended by the Board of Directors or in the same proportion as the votes of shares of all other common stock voted in such election.

  Amendment of Rights Agreement

        In connection with the sale of Exchangeable Preferred to Warburg, the Company entered into an Amendment dated March 4, 2005 to the Company's Rights Agreement dated May 6, 2003 with Mellon Investor Services LLC, the Company's transfer agent, providing that Warburg and its affiliates are exempt from the Rights Agreement, unless Warburg and its affiliates become, without the prior consent of the Board of Directors, the beneficial owner of more than 44% of the Company's outstanding common stock, calculated as if all shares of Exchangeable Preferred (including any dividends accrued thereon) had been exchanged for shares of common stock as of immediately following the original issuance of the Exchangeable Preferred.

Consequences if the Share Exchange is Approved

        Equal Rights.    If the Share Exchange is approved, the rights and privileges associated with the common stock issued in the Share Exchange will be identical to the rights and privileges associated with the common stock held by the Company's existing common stockholders, except that holders of the common stock issued in exchange for the Exchangeable Preferred will have the registration rights described above under "Registration Rights", and Warburg will, for so long as it holds sufficient shares of common stock issued in exchange for its shares of Exchangeable Preferred, have the subscription rights and the right to designate board of director nominees, each as described above under "Subscription Rights" and "Board Rights", respectively.

        Dilution.    If the Share Exchange is approved, the Company will issue a total of 23,524,430 shares of common stock in the Share Exchange, which will represent approximately 43% of the total number of shares of common stock outstanding immediately after giving effect to the Share Exchange. As a result, the Company's existing stockholders will incur substantial dilution to their voting interests and will own a smaller percentage of the Company's outstanding common stock.

        Concentration of Ownership in Warburg.    If the Share Exchange is approved, Warburg will own approximately 41.4% of the total number of shares of common stock outstanding immediately after giving effect to the Share Exchange. As a result, Warburg will be able to exercise substantial influence over any future actions requiring stockholder approval. However, as discussed above, in connection with its purchase of Exchangeable Preferred, Warburg and certain of its affiliates entered into a letter agreement pursuant to which they have agreed not to pursue, for four years, certain activities the purpose or effect of which may be to change or influence the control of the Company without the approval of the Company's Board of Directors. In addition, with respect to any vote to elect or remove members of the Board of Directors, Warburg and its affiliates have agreed to vote any shares of common stock owned by them in excess of 33% of the Company's total outstanding common stock, at their option, either as recommended by the Board of Directors or in the same proportion as the votes of shares of all other common stock voted in such election.

        Elimination of Dividend, Liquidation and Redemption Rights of Exchangeable Preferred.    If the Share Exchange is approved, all rights with respect to the Exchangeable Preferred will terminate, and all shares of Exchangeable Preferred will be cancelled and may not be reissued. If the Share Exchange is approved at this meeting, no dividends will be issued in connection with the Share Exchange because dividends do not begin to accrue on the Exchangeable Preferred until March 4, 2006. In addition, approval of the Share Exchange will result in the elimination of the liquidation preferences and redemption rights existing in favor of the Exchangeable Preferred.

        Resale.    The shares of Exchangeable Preferred were sold under an effective Registration Statement on Form S-3. Therefore, the shares of common stock issuable upon the exchange of Exchangeable Preferred will not be restricted securities for purposes of the Securities Act of 1933, as amended ("Securities Act"), and will not be subject to restrictions on transfer arising under the Securities Act, unless the holder of such shares is considered an affiliate of the Company for purposes of Rule 144 of the Securities Act. If the holder of such shares is an affiliate of the Company, the resale of such shares will be subject to certain conditions under Rule 144, including a limitation on the number of shares that may be sold by such affiliate holder during any three-month period. Nonetheless, the market price of the Company's common stock could be materially and adversely affected if a sufficient number of such shares are sold into the market.

Consequences if the Share Exchange is Not Approved

        If the Share Exchange is not approved prior to June 4, 2006, then the Exchangeable Preferred will remain outstanding in accordance with its terms. If the Exchangeable Preferred remains outstanding, the Exchangeable Preferred will accrue cumulative dividends at an annual rate of 10% of the Preferred Purchase Price, compounded quarterly, will retain a senior liquidation preference over shares of the Company's common stock, and holders of Exchangeable Preferred will be entitled to call their shares of Exchangeable Preferred for redemption in the future.

        Dividends.    Dividends on each share of Exchangeable Preferred will be cumulative and will begin to accrue beginning on March 4, 2006 at an annual rate of 10% of the Preferred Purchase Price, compounded quarterly. Because dividends do not begin to accrue on the Exchangeable Preferred until March 4, 2006, approval of the Share Exchange at this meeting would ensure that no dividends become payable with respect to such shares.

        Liquidation Preference.    For so long as the Exchangeable Preferred remains outstanding, it will retain a senior liquidation preference over shares of the Company's common stock in connection with any liquidation or change in control of the Company. The senior liquidation preference will represent a minimum of approximately $52 million plus all accrued but unpaid dividends, but may be significantly higher if the trading price of the Company's common stock increases between the date of the initial closing of the Preferred Stock Financing and the date of any liquidation or change in control transaction that triggers payment of the liquidation preference. In the event of a liquidation or change in control transaction involving the Company, at least $52 million plus all accrued but unpaid dividends would be paid to the holders of Exchangeable Preferred before any payments could be made to holders of common stock. If the Share Exchange is approved, the senior liquidation preference of the Exchangeable Preferred would be eliminated.

        Redemption.    If the Exchangeable Preferred remains outstanding as of the Redemption Eligibility Date (defined above), the holders of a majority of the outstanding shares of Exchangeable Preferred may cause the Company, at any time thereafter, to redeem all (but not less than all) of the outstanding shares of Exchangeable Preferred for cash in a per share amount equal to the Redemption Price. Such redemption would require the Company to expend a minimum of approximately $70 million, including dividends accrued through March 4, 2009, and could require a much higher cash expenditure if the trading price of a share of the Company's common stock increases between the date of the initial closing of the Preferred Stock Financing and the redemption date. In either case, such redemption could have a material adverse affect on the Company's financial position and significantly impede or prevent the pursuit of the Company's long-term goals. In addition, the Company's cash reserves may be insufficient to redeem all such shares of Exchangeable Preferred, in which case the Company may not be able to continue as a going concern if it is unable to support its operations or cannot otherwise raise the necessary funds to support its operations. The Company could also be forced to seek additional financing on terms which could materially and adversely affect the interests of the Company's stockholders at that time.

Interest of Certain Persons in the Share Exchange

        Effective upon the closing of the sale of Exchangeable Preferred to Warburg on March 4, 2005, Messrs. Stewart Hen and Jonathan Leff, each of whom is a Managing Director of Warburg Pincus LLC, were appointed to the Company's Board of Directors pursuant to Warburg's right to nominate directors under the Securities Purchase Agreement. The Share Exchange would result in Warburg owning approximately 41.4% of the Company's outstanding common stock after giving effect to the Share Exchange. However, shares of Exchangeable Preferred have no voting rights with respect to this matter and holders of Exchangeable Preferred are not be entitled to vote their shares of Exchangeable Preferred on any proposal considered at this meeting. In addition, because Messrs. Hen and Leff did not join the Board of Directors until after the consummation of the Preferred Stock Financing, they did not participate in their capacities as Directors in discussions of, or vote with respect to, matters related to the Preferred Stock Financing that were approved by the Company's Board of Directors.

Required Vote and Recommendation of Board of Directors

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the Share Exchange described in this Proposal No. 2. Abstentions will be counted toward the tabulation of votes cast on this matter, and will have the same effect as "Against" votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether the Share Exchange has been approved.

        As discussed above, if the Share Exchange is not approved at this meeting or a subsequent meeting prior to June 4, 2006, the Exchangeable Preferred will accrue cumulative dividends at an annual rate of 10% of the Preferred Purchase Price, compounded quarterly, will retain a senior liquidation preference over shares of the Company's common stock, and holders of Exchangeable Preferred will be entitled to call their shares of Exchangeable Preferred for redemption in the future, all of which could materially and adversely effect the Company and its stockholders. Approval of the Share Exchange will result in the elimination of the dividend, liquidation and redemption rights existing in favor of the Exchangeable Preferred, which the Board of Directors believes is in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2005, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since its inception in September 1992. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither the Company's Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors. However, the Audit Committee of the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

        The following table represents aggregate fees of PricewaterhouseCoopers LLP, the Company's principal accountant, that have been billed to the Company related to fiscal years ended December 31, 2003 and December 31, 2004.

	Fiscal Year Ended December 31
	2004		2003
Audit Fees	$521,160	(a)	$99,842	(b)
Audit-related Fees	—		—
Tax Fees	6,602	(c)	9,346	(c)
All Other Fees	—		—
Total Fees	$527,762		$109,188

(a)
Includes fees of $5,000 associated with the Company's Form S-3 filing on March 5, 2004 and fees of $391,160 associated with the audit of the Company's internal control over financial reporting in accordance with the Sarbanes Oxley Act of 2002 and related regulations.

(b)
Includes fees of $4,500 associated with the Company's private placement in November 2003.

(c)
Includes fees for tax payment planning services and preparation of tax returns, and tax advice related to foreign tax assessments and stock option issues.

        All fees described above were pre-approved by the Audit Committee, except with respect to $3,007 paid to PricewaterhouseCoopers LLP in 2003 for consultation services with respect to certain tax issues, which represented 2.9% of all fees paid to PricewaterhouseCoopers LLP in 2003. This service was subsequently approved by the Audit Committee under the de minimis exception to the requirement for pre-approval of permitted non-audit services.

Pre-Approval Policies and Procedures

        The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company's independent auditor, PricewaterhouseCoopers LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

        The Audit Committee has determined that the rendering of the services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant's independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

        The following table sets forth certain information regarding the Company's executive officers and key employees, as of February 28, 2005:

Name	Age	Position
Stephen J. Hoffman, Ph.D., M.D.	50	Chairman of the Board of Directors
Michael E. Hart	52	President, Chief Executive Officer and Chief Financial Officer
Barbara E. Baring	48	Vice President, Administration
David C. Clark	36	Corporate Controller, Treasurer and Assistant Secretary
David A. DeLong	50	Vice President, Marketing and Sales
Marc H. Graboyes	35	Vice President, General Counsel
John O. Hackman	51	Vice President, Biometrics and Statistics
Markus F. Herzig	59	Vice President, Regulatory Affairs
Douglas G. Johnson, Ph.D.	48	Vice President, Manufacturing
Eric D. Malek	40	Vice President, Corporate Development
Michael E. Saunders, M.D.	54	Vice President, Clinical Development

        See "Proposal 1—Election of Directors" for the biographies of Dr. Hoffman and Mr. Hart.

        Barbara E. Baring has served as the Company's Vice President, Administration since June 2003, and served as Vice President, Human Resources from March 2001 to June 2003 and Senior Director, Human Resources from March 2000 to March 2001. From 1994 to 1999, Ms. Baring was Vice President, Human Resources at NeXstar Pharmaceuticals, Inc. She continued with Gilead Sciences, Inc., a biopharmaceutical company, as Director, Human Resources and Administration following its acquisition of NeXstar in 1999 until joining Allos. Ms. Baring received her master's degree in organization and management from the University of Colorado, and her B.A. from Metropolitan State College in Denver, Colorado.

        David C. Clark has served as the Company's Corporate Controller and Treasurer since May 2004. He has also served as the Company's Assistant Secretary since October 2004, and served as Secretary from May 2004 to October 2004. From March 2000 to October 2003, Mr. Clark held several positions at Seurat Company (formerly XOR Inc.), a web commerce and marketing solutions provider, serving most recently as Vice President of Finance and Chief Financial Officer. From 1992 to March 2000, Mr. Clark worked in the audit practice of PricewaterhouseCoopers LLP. Mr. Clark is a Certified Public Accountant and received a Masters of Accountancy and a B.S. in Accounting from the University of Denver.

        David A. DeLong has served as the Company's Vice President, Marketing and Sales since August 2002. Prior to joining Allos, Mr. DeLong managed The DevStrat Group, a biomedical consulting and commercial management company he founded in 1997. From 1992 to 1997, Mr. DeLong held several positions at SEQUUS Pharmaceuticals, Inc., an integrated pharmaceutical company, serving most recently as Vice President of Sales and Commercial Operations. Prior to SEQUUS, he held key marketing and sales management positions with Genentech, Inc., a biotechnology company, from 1986 until 1992, and with Key Pharmaceuticals from 1982 to 1986. Mr. DeLong has a B.S. in Economics from the University of Kentucky.

        Marc H. Graboyes has served as the Company's Vice President, General Counsel and Secretary since October 2004. From February 2000 to October 2004, Mr. Graboyes was a senior associate in the Business department of Cooley Godward LLP, a national law firm, where he served as the Company's outside legal counsel for nearly five years. Prior to that, from 1996 to 2000, Mr. Graboyes served as a business associate at several other national law firms, including Perkins Coie LLP, LeBoeuf Lamb Green & MacRae LLP and Arnold & Porter LLP. Mr. Graboyes received his J.D. from the University of Colorado School of Law, where he was a member of the law review. He also received his B.S. in Entrepreneurship and Small Business Management from the University of Colorado at Boulder.

        John O. Hackman has served as the Company's Vice President, Biometrics and Statistics since March 2003, and served as Senior Director, Biometrics and Statistics from February 2001 to February 2003 and Director, Biometrics and Statistics from December 1997 to March 2001. Prior to joining Allos, Mr. Hackman was Associate Director of Biometrics at Pfizer Central Research, a unit of Pfizer Inc., where he directed the statistical analysis and reporting group from 1996 to 1997. He has held various positions during his 20 years of experience in the pharmaceutical industry, including positions with Pfizer Inc., Miles Inc., a division of Bayer, Rhone-Poulenc and CytRx Corporation. Mr. Hackman received his M.S. from North Carolina State University.

        Markus F. Herzig has served as the Company's Vice President, Regulatory Affairs since August 2001. Prior to joining Allos, Mr. Herzig was Executive Director, Regulatory Affairs and Quality Assurance of OraPharma, Inc., a pharmaceutical company, from January 1999 to August 2001. From January 1986 to December 1998, he held key management positions at Takeda Pharmaceuticals America, Inc., Novo Nordisk Pharmaceuticals Inc., Organon Inc. and Sandoz Pharmaceuticals Corp. Mr. Herzig received his M.S. equivalent from Allgemeine Gewerbe Schule in Basel, Switzerland.

        Douglas G. Johnson, Ph.D. has served as the Company's Vice President, Manufacturing since July 2002, and served as Senior Director, Manufacturing from March 2001 to June 2002 and served as Director, Manufacturing from October 1997 to March 2001. Prior to joining Allos, Dr. Johnson was with Baxter Healthcare, a unit of Baxter International, Inc., for over eight years. At Baxter, he was most recently manager of the Global Solutions Development Group for the Renal Division. He also worked in the I.V. Systems Division for several years developing formulations of pre-mixed drugs. Prior to joining Baxter Healthcare, Dr. Johnson worked at Argonne National Laboratory for three years. Dr. Johnson received his Ph.D. in Organic Chemistry from the University of Minnesota. Mr. Johnson completed his postdoctoral work at the University of Chicago.

        Eric D. Malek has served as the Company's Vice President, Corporate Development since March 2003, and served as Senior Director, Corporate Development from March 2002 to March 2003 and Director, Corporate Development from June 2000 to March 2002. From 1994 to 2000, Mr. Malek held various positions in Corporate Development at NeXstar Pharmaceuticals, Gilead Sciences, Ilex Oncology and Research Corporation Technologies. Prior to that he worked in sales at Bio-Rad Laboratories and in research as an Associate with the Janssen Research Foundation as well as a Research Assistant at both University of Michigan's Protein Chemistry Facility and at the University of Arizona Department of Pharmacology. Mr. Malek received an M.B.A. in Finance and Marketing at the University of Michigan, and a B.A. in Biochemistry at the University of Arizona.

        Michael Saunders, M.D. has served as the Company's Vice President, Clinical Development since November 2004, and served as Senior Medical Director from December 2003 to October 2004. Prior to joining Allos, Dr. Saunders was Global Medical Director, Biosurgery and Pharmacovigilance for Baxter Bioscience and Medical Director for Baxter Hemoglobin Therapeutics, both of which are units of Baxter International, Inc., from May 1998 to November 2003. Prior to that, Dr. Saunders held management positions with several pharmaceutical companies, including Somatogen, Inc., where he served as Senior Director, Clinical Research from 1996 to 1998, G.D. Searle & Co., where he served as Senior Director, Clinical Research from 1994 to 1996, and Rhone-Poulenc Rorer, where he served as Director, Clinical Research from 1991 to 1994. Dr. Saunders received his M.D. from the University of Kansas School of Medicine, where he also completed his residency in Internal Medicine. Dr. Saunders also received his B.S. in Pharmacy from the University of Kansas. Dr. Saunders is board certified in Internal Medicine and was recently certified in U.S. Regulatory Affairs (RAC exam by Regulatory Affairs Professionals Society in December 2003).

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's common stock as of February 28, 2005 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table below; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Entities affiliated with Perseus-Soros
BioPharmaceutical Fund(2) 2099 Pennsylvania Avenue, Suite 900 Washington, D.C. 20006-1813	2,040,200	6.5%
Stephen J. Hoffman, Ph.D., M.D.(3)	862,556	2.7%
Michael E. Hart(4)	735,717	2.3%
Marvin E. Jaffe, M.D.(5)	85,800	*
Mark G. Edwards(6)	50,000	*
Michael D. Casey(7)	23,333	*
David A. DeLong(8)	104,658	*
Markus F. Herzig(9)	112,766	*
Douglas G. Johnson(10)	144,866	*
Jonathan S. Leff	0	*
Stewart Hen	0	*
Michael E. Saunders, M.D.(11)	19,833	*
All executive officers and directors as a group (13 persons)(12)	2,148,430	6.5%

*
Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 31,175,783 shares outstanding on February 28, 2005, adjusted as required by rules promulgated by the SEC. Applicable percentages do not reflect the issuance of 23,524,430 shares of common stock upon exchange of the Company's outstanding Series A Exchangeable Preferred Stock in the event Proposal No. 2 is approved at the annual meeting.

(2)
Includes 1,727,300 shares owned by Perseus-Soros BioPharmaceutical Fund, LP, 154,650 shares owned by Perseus Capital, LLC and 158,250 shares owned by Perseus 2000, L.L.C.

(3)
Includes 800 shares held as custodian for Dr. Hoffman's children and 634,886 shares issuable upon exercise of options exercisable within 60 days of February 28, 2005.

(4)
Includes 733,717 shares issuable upon exercise of options exercisable within 60 days of February 28, 2005.

(5)
Includes 48,600 shares issuable upon exercise of options exercisable within 60 days of February 28, 2005.

(6)
Includes 50,000 shares issuable upon exercise of options exercisable within 60 days of February 28, 2005.

(7)
Includes 23,333 shares issuable upon exercise of options exercisable within 60 days of February 28, 2005.

(8)
Includes 104,658 shares issuable upon exercise of options exercisable within 60 days of February 28, 2005.

(9)
Includes 107,881 shares issuable upon exercise of options exercisable within 60 days of February 28, 2005.

(10)
Includes 135,827 shares issuable upon exercise of options exercisable within 60 days of February 28, 2005.

(11)
Includes 17,333 shares issuable upon exercise of options exercisable within 60 days of February 28, 2005.

(12)
Includes 1,864,151 shares issuable upon exercise of options held by all executive officers and directors as a group exercisable within 60 days of February 28, 2005. See footnotes (3) through (11).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31 2004, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that one report, covering one transaction, was filed late by Dr. Pablo Cagnoni, a former executive officer of the Company.

COMPENSATION OF DIRECTORS

        Each of the Company's non-employee directors receives an annual retainer of $20,000, except that the Chairman of the Audit Committee receives an annual retainer of $25,000, and, effective as of February 28, 2005, the Chairman of the Board receives an annual retainer of $50,000. Such retainers are paid in four equal quarterly installments, except that the payment of the Chairman of the Board's retainer for the first quarter of 2005 was pro rated based on the effective date of such retainer. Also, each of the Company's non-employee directors receives $2,500 for each Board meeting the director attends in person and $1,000 for each meeting the director attends by means of telephone conference, if such meeting is greater than 45 minutes in duration. A non-employee director who serves on a committee of the Board of Directors receives $1,000 for each meeting the director attends in person or by means of telephone conference, if such meeting is greater than 45 minutes in duration. In addition, each non-employee director who serves as a committee chairman receives an annual fee of $2,000. Members of the Board of Directors are reimbursed for reasonable expenses incurred in connection with attending any Board of Directors meeting or any meeting of a committee of the Board of Directors.

        Each of the Company's non-employee directors receives stock option grants under a stock option grant program for non-employee directors (the "Directors' Program") under the Company's 2000 Stock Incentive Compensation Plan. Under this program, each person who becomes a non-employee director is automatically granted a nonqualified stock option to purchase 20,000 shares of common stock on the date of his or her initial election. One-third of this option vests on each of the first, second and third anniversaries of the grant date. On the date of each annual meeting of stockholders of the Company, each non-employee director who continues to serve on the Board of Directors is granted an option to purchase 10,000 shares of common stock upon reelection or reappointment to the Board of Directors, which fully vests on the first anniversary of the date of grant, assuming continued service as a director during the year after the grant date. The exercise price of all options granted under the program is equal to the fair market value of the common stock on the grant date.

        During the last fiscal year, the Company granted nonqualified stock options to purchase 40,000 shares of common stock to non-employee directors, at an exercise price of $2.12 per share. The exercise price was equal to the fair market value of the Company's common stock on the date of grant, based on the closing sales price reported on the Nasdaq National Market for such date of each grant. As of February 28, 2005, no options had been exercised by the Company's current non-employee directors pursuant to the Directors' Program.

        Effective February 28, 2003, the Company entered into a two-year consulting agreement with Dr. Hoffman and terminated the employment agreement previously entered into with him in January 2001. The consulting agreement expired in accordance with its terms on February 28, 2005. Pursuant to the consulting agreement, Dr. Hoffman served the Company as non-executive Chairman of the Board and was required to provide consulting services as requested by the Company from time to time. The consulting agreement provided for an annual consulting fee of $150,000, paid monthly, so long as Dr. Hoffman provided consulting services in accordance with the agreement. The consulting agreement also provided for a minimum guaranteed incentive payment of $45,000 per year payable to Dr. Hoffman for each full year of consulting services provided under the agreement. In 2004, the Company paid Dr. Hoffman consulting fees of $127,150 for services provided in 2004, and $45,000 of incentive compensation relating to services provided in 2003. In addition, as of December 31, 2004, the Company had accrued an additional $45,000 of incentive compensation relating to services provided in 2004.

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Compensation

        The following table shows for the fiscal years ended December 31, 2002, 2003 and 2004, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at December 31, 2004 (the "Named Executive Officers"):

Long-Term Compensation
		Annual Compensation			Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options (#)	All Other Compensation ($)
Michael E. Hart President and Chief Executive Officer	2004 2003 2002	$351,346 324,327 300,000	$80,000 94,500 40,786	$623 660 586	80,000 125,000 250,000	$9,065 8,875 8,761	(1) (1) (1)
Markus F. Herzig Vice President, Regulatory Affairs	2004 2003 2002	230,858 215,016 205,387	45,691 46,212 45,300	— — —	22,560 47,584 6,905	2,000 2,000 2,000	(2) (2) (2)
David A. DeLong Vice President, Marketing and Sales	2004 2003 2002	251,781 235,388 84,039	47,078 18,909 65,876	— 15,829 8,197	92,584 41,000 100,000	2,000 37,101 16,584	(2) (3) (4)
Douglas G. Johnson, Ph.D. Vice President, Manufacturing	2004 2003 2002	192,424 178,907 162,837	35,781 36,638 55,154	— — —	27,560 45,980 23,810	2,000 2,000 2,000	(2) (2) (2)
Michael E. Saunders, M.D.(5) Vice President, Clinical Development	2004 2003 2002	234,327 — —	20,000 — —	— — —	50,000 52,000 —	2,000 — —	(2)

(1)
Includes an annual 401(k) matching contribution by the Company of $2,000 each year and short-term disability/life insurance premiums paid by the Company of $7,065 in 2004, $6,875 in 2003 and $6,761 in 2002.

(2)
Represents an annual 401(k) matching contribution.

(3)
Includes an annual 401(k) matching contribution by the Company of $2,000 and non-tax deductible relocation expenses of $35,101.

(4)
Represents non-tax deductible relocation expenses.

(5)
Dr. Saunders' employment with the Company began in late December 2003 and accordingly, no amounts are shown for 2002 or 2003, except for the grant of a stock option upon commencement of Dr. Saunders' employment.

Stock Option Grants and Exercises

        The Company grants options to its executive officers under its 2000 Stock Incentive Compensation Plan (the "Incentive Plan") and its 2002 Broad Based Equity Incentive Plan (the "2002 Plan" and, together with the Incentive Plan, the "Plans"). As of February 28, 2005, options to purchase a total of 3,860,965 shares were outstanding under the Plans and options to purchase 1,293,615 shares remained available for grant under the Plans.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table provides certain information with respect to all of the Company's equity compensation plans in effect as of December 31, 2004:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(1)
Equity compensation plans approved by security holders	3,068,778	$3.46	3,048,581	(2)
Equity compensation plans not approved by security holders	804,670	$5.30	187,298

Total	3,873,448	$3.84	3,235,879	(2)

(1)
Each year on the first day of the Company's fiscal year beginning in 2001, the share reserve under the Incentive Plan shall be increased by the lesser of the following: (i) 2% of the total number of shares of common stock outstanding or (ii) 440,000 shares, or (iii) such smaller number of shares as determined by the Board of Directors. On the first day of each calendar year, commencing on January 1, 2002 and ending (and including) January 1, 2011, the share reserve under the Purchase Plan will increase automatically by the lesser of: (a) 2% of the number of shares of Common Stock outstanding on each January 1 (rounded to the nearest whole share and calculated on a fully diluted basis), (b) 440,000 shares of common stock, or (c) such smaller number of shares as determined by the Board of Directors, provided that the share reserve in the aggregate shall not exceed 2,500,000 shares.

(2)
Includes 2,394,747 shares that remain available for future purchase under the Purchase Plan.

        The following equity compensation plans of the Company that were in effect as of December 31, 2004 were adopted without the approval of the Company's security holders:

2002 BROAD BASED EQUITY INCENTIVE PLAN

        The 2002 Plan was in effect as of December 31, 2002 and was adopted without the approval of the Company's stockholders. The essential features of the 2002 Plan are outlined below:

General

        The 2002 Plan provides for the grant of nonstatutory stock options, stock bonuses and restricted stock purchase awards (collectively, "stock awards"). To date, the Company has granted only stock options under the 2002 Plan. An aggregate of 1,000,000 shares of common stock are reserved for issuance under the 2002 Plan.

Eligibility

        Stock awards may be granted under the 2002 Plan to employees (including officers), directors and consultants of the Company and its affiliates. The aggregate number of shares issued pursuant to stock awards granted to officers and directors under the 2002 Plan may not exceed 49% of the number of shares underlying all stock awards granted under the 2002 Plan as determined on the third anniversary of the adoption of the 2002 Plan and each anniversary date thereafter, except that stock awards granted to officers prior to their employment by the Company as an inducement to entering into employment contracts with the Company are not included in such 49% limitation.

Terms of Stock Awards

        Exercise Price; Payment.    The exercise price of options and restricted stock purchase awards may not be less than 85% of the fair market value of the stock on the date of grant. Stock bonuses may be awarded in consideration for past services actually rendered to the Company or its affiliates.

        The exercise price of options and restricted stock purchase awards granted under the 2002 Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Board, (i) pursuant to a deferred payment arrangement or (ii) in any other form of legal consideration acceptable to the Board. The exercise price of options may also be paid, at the discretion of the Board, by delivery of other common stock of the Company.

        Stock Award Vesting.    Stock awards granted under the 2002 Plan may become exercisable (in the case of options) or released from a repurchase option in favor of the Company (in the case of stock bonuses and restricted stock purchase awards) in cumulative increments ("vest") as determined by the Board. The Board has the power to accelerate the time during which stock awards may vest or be exercised. In addition, options granted under the 2002 Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the participant's service terminate before vesting.

        Term.    The term of options granted under the 2002 Plan are determined by the Board in its discretion. Options under the 2002 Plan generally terminate three months after termination of the participant's service, subject to extension in certain circumstances.

Option Grants in Last Fiscal Year

        The following table sets forth information concerning the individual grants of stock options to each of the Named Executive Officers during the fiscal year ended December 31, 2004.

	Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms(2)
Percent of Total Options Granted to Employees in Fiscal Year (%)(1)
Number of Securities Underlying Options Granted (#)
Name					Exercise Price ($/Sh)
						Expiration Date	5% ($)	10% ($)
Michael E. Hart	40,000 20,000 20,000	(3) (4) (3)	3.93 1.96 1.97	% % %	$3.77 2.29 2.29	01/19/2014 06/14/2014 06/14/2014	$94,837 28,803 28,804	$240,336 72,994 72,993
Markus F. Herzig	12,560 10,000	(3) (5)	1.23 0.98	% %	5.44 2.28	03/01/2014 09/08/2014	42,970 14,339	108,895 36,338
David A. DeLong	17,584 75,000	(3) (3)	1.73 7.37	% %	5.44 2.82	03/01/2014 06/02/2014	60,158 133,012	152,453 337,076
Douglas G. Johnson, Ph.D.	12,560 15,000	(3) (5)	1.23 1.47	% %	5.44 2.28	03/01/2014 09/08/2014	42,970 21,508	108,895 54,506
Michael E. Saunders, M.D.	50,000	(3)	4.91%		1.90	07/21/2014	59,745	151,406

(1)
Based on options to purchase an aggregate of 1,018,310 shares of common stock granted to employees in 2004.

(2)
The potential realizable value is calculated based on the term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent the Company's prediction of the Company's future stock price performance. In addition, the potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.

(3)
The options vest as follows: twelve forty-eighths (12/48) of the total number of shares subject to the option vest twelve months from the date of grant and an additional one forty-eighths (1/48) of the total number of shares subject to the option vest at the end of each month thereafter.

(4)
The options vest upon the earlier of FDA approval to market EFAPROXYN in one or more oncology indications or as follows: twelve forty-eighths (12/48) of the total number of shares subject to the option vest twelve months from the date of grant and an additional one forty-eighths (1/48) of the total number of shares subject to the option vest at the end of each month thereafter.

(5)
The options vest as follows: six twenty-fourths (6/24) of the total number of shares subject to the option vest six months from the date of grant and an additional one twenty-fourths (1/24) of the total number of shares subject to the option vest at the end of each month thereafter.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

        The following table sets forth certain information, as to each of the Named Executive Officers, concerning the number of shares subject to both exercisable and unexercisable stock options held as of December 31, 2004. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's common stock as of December 31, 2004.

			Number of Securities Underlying Unexercised Options at Fiscal Year End (#)
					Value of Unexercised In-the-Money Options at Fiscal Year End ($)(1)
Name	Shares Acquired On Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael E. Hart	—	$—	675,310	219,940	$442,060	$4,400
Markus F. Herzig	—	—	90,460	51,589	—	1,200
David A. DeLong	—	—	85,645	147,939	—	—
Douglas G. Johnson, Ph.D.	—	—	118,142	57,014	34,269	1,800
Michael E. Saunders, M.D.	—	—	13,000	89,000	—	25,000

(1)
Calculated on the basis of the closing sale price per share of the Company's common stock on December 31, 2004 (the last trading day of fiscal 2004) on the Nasdaq National Market of $2.40, minus the exercise price.

Employment, Severance and Change of Control Agreements

  Employment Agreements

  Mr. Hart

        In December 2001, the Company entered into an employment agreement with Mr. Hart, which superseded the employment agreement entered into with him in January 2001. The employment agreement provides for an annual base salary, which may be adjusted periodically in the sole discretion of the Board of Directors. Under the agreement, Mr. Hart may receive an annual discretionary bonus for up to a stated percentage of his annual base salary, which such bonus may be awarded or modified in the sole discretion of the Board of Directors. Mr. Hart's salary and bonus terms are further described in the section entitled "Report of the Compensation Committee of the Board of Directors on Executive Compensation—2004 CEO Compensation."

        The employment agreement with Mr. Hart provides that his employment with the Company is at-will and may be altered or terminated by either Mr. Hart or the Company at any time. However, if the Company terminates Mr. Hart's employment without just cause or if he resigns for good reason, other than pursuant to a change in control, Mr. Hart will be entitled to receive: (a) his base salary for twelve months following the date of termination, (b) payment of any accrued but unused vacation and sick leave, (c) reimbursement for premiums of Mr. Hart's supplemental disability plan and supplemental life insurance plan for 24 months following the date of termination, and (d) payment of premiums for Mr. Hart's group health insurance COBRA continuation coverage for up to 12 months after the date of termination.

        The employment agreement with Mr. Hart also provides that if the Company terminates his employment without just cause or if he resigns for good reason within one month prior to or 13 months following the effective date of a change in control, Mr. Hart will be entitled to receive: (a) his base salary for two years following the date of termination, (b) payment of any accrued but unused vacation and sick leave, (c) reimbursement for premiums of Mr. Hart's supplemental disability plan and supplemental life insurance plan for 24 months following the date of termination, (d) a bonus in an amount equal to the bonus paid in the year immediately preceding the change in control, and

(e) payment of premiums for Mr. Hart's group health insurance COBRA continuation coverage for up to 18 months after the date of termination. In addition, the vesting of any outstanding stock options issued to Mr. Hart will be accelerated in full and the time during which such options may be exercised will be extended to 24 months following the date of such change in control.

  Mr. DeLong

        The Company entered into an employment agreement with Mr. DeLong effective as of August 2002. The employment agreement provides for an annual base salary of $230,000, which amount may be adjusted periodically in the sole discretion of the Board of Directors. Under the agreement, Mr. DeLong may receive an annual discretionary bonus for up to 25% of his annual base salary, which such bonus may be awarded or modified in the sole discretion of the Board of Directors.

        The employment agreement with Mr. DeLong provides that his employment with the Company is at-will and may be altered or terminated by either Mr. DeLong or the Company at any time. However, if the Company terminates Mr. DeLong's employment without just cause or if he resigns for good reason, other than pursuant to a change in control, Mr. DeLong will be entitled to receive: (a) his base salary for six months following the date of termination, (b) payment of any accrued but unused vacation and sick leave, and (c) payment of premiums for Mr. DeLong's group health insurance COBRA continuation coverage for up to six months after the date of termination.

        The employment agreement with Mr. DeLong also provides that if the Company terminates his employment without just cause or if he resigns for good reason within one month prior to or 13 months following the effective date of a change in control, Mr. DeLong will be entitled to receive: (a) his base salary for one year following the date of termination, (b) payment of any accrued but unused vacation and sick leave, (c) a bonus in an amount equal to the bonus paid in the year immediately preceding the change in control, and (d) payment of premiums for Mr. DeLong's group health insurance COBRA continuation coverage for up to 12 months after the date of termination. In addition, the vesting of any outstanding stock options issued to Mr. DeLong will be accelerated in full, and, if the surviving corporation or acquiring corporation assumes such stock options in connection with such change in control, the time during which such options may be exercised will be extended to 12 months following the date of such change in control.

  Severance Arrangements

        The Company has established a Severance Benefit Plan to provide for the payment of severance benefits to all full-time employees, including the Named Executive Officers who do not otherwise have separate employment agreements with the Company, whose employment is involuntarily terminated due to a group termination or change of control event.

        The Severance Benefit Plan provides that if an eligible employee is terminated pursuant to a group termination (defined as an involuntary reduction in the work force affecting more than two employees), the eligible employee will be entitled to receive a basic severance benefit of four weeks of base salary. In addition, if the eligible employee signs a general release agreement releasing the Company from all claims known or unknown that the employee may have against the Company, the eligible employee will be entitled to receive: (a) an additional one week of base salary per $10,000 of annualized current base salary, with a minimum severance benefit of eight weeks of base salary and a maximum severance benefit of 26 weeks of base salary, (b) payment of premiums for the eligible employee's group health insurance COBRA continuation coverage after the date of termination for the same benefit period as the salary component of the Severance Benefit Plan, and (c) outplacement assistance through an outside organization as a resource to aid in the eligible employee's career transition.

        The Severance Benefit Plan also provides that if the Company terminates an eligible employee without just cause as part of a change in control, or if the eligible employee resigns for good reason within two months prior to or six months following the effective date of a change in control, the eligible employee will be entitled to receive a basic severance benefit of two weeks of base salary for each 12 months of employment with the Company, subject to a maximum total severance benefit of 52 weeks of base salary. In addition, if the eligible employee signs a general release agreement releasing the Company (or any successor corporation, as the case may be) from all claims known or unknown that the employee may have against the Company (or any successor corporation, as the case may be), the eligible employee will be entitled to receive: (a) an additional three weeks of base salary per $10,000 of annualized current base salary, subject to a maximum total severance benefit of 52 weeks base salary, (b) payment of premiums for the eligible employee's group health insurance COBRA continuation coverage after the date of termination for the same benefit period as the salary component of the Severance Benefit Plan, (c) outplacement assistance through an outside organization as a resource to aid in the eligible employee's career transition, and (d) full acceleration of vesting of any outstanding stock options issued to the eligible employee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION(2)

        The Compensation Committee of the Board of Directors (the "Committee") currently consists of Dr. Jaffe and Mr. Casey, each of whom is an independent director, as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards. The Committee is responsible for overseeing the Company's compensation policies, plans and programs, and reviewing and determining the salary, long-term incentives, bonuses, perquisites, equity incentives, severance arrangements, retirement benefits and other related benefits to be paid to the Company's directors and officers. The Committee also oversees the administration of the Company's employee benefit plans.

(2)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation contained in such filing.

        The Committee annually evaluates the performance and determines the compensation of the Company's Chief Executive Officer and other executive officers based upon a mix of the achievement of relevant corporate goals and objectives, individual performance reviews, and comparisons with other pharmaceutical companies of comparable size and stages of development. The Chief Executive Officer is not present during the discussions of his compensation.

Compensation Philosophy

        The Company's executive compensation philosophy, including as applied to its Chief Executive Officer, is to attract and retain executive officers capable of leading the Company to fulfillment of its business objectives by offering competitive compensation opportunities that reward individual contributions as well as corporate performance. Accordingly, the Company's executive compensation policies include:

  •
  Competitive pay practices, taking into account the pay practices of life science and pharmaceutical companies with which the Company competes for talented executives, with special weight given to companies of comparable size;

  •
  Annual incentive programs which are designed to encourage executives to focus on the achievement of specific short-term strategic goals, as well as longer-term corporate objectives; and

  •
  Equity-based incentives designed to motivate executives over the long term, to align the interests of management and stockholders and to ensure that management is appropriately rewarded for benefits achieved for the Company's stockholders.

Executive Compensation

        There are three major components to the Company's executive compensation program: base salary, cash bonuses and stock option awards.

        Base Salary.    The Committee recognizes the importance of maintaining compensation practices and levels of compensation competitive with biopharmaceutical companies in comparable stages of development. Base salary represents the fixed component of the executive compensation program. The philosophy regarding base salaries is conservative, maintaining salaries approximately at the competitive industry median. Base salaries for executive officers are determined in part by reliance on several pharmaceutical industry compensation surveys and the prevailing competitive salaries in the biotechnology sector for similar positions. Annual increases in base salary are the result of individual contributions evaluated against established performance objectives, relative contribution and success toward achieving the Company's annual and long-term business goals and objectives and comparisons against annual survey data for biopharmaceutical companies in comparable stages of development. Base salaries for the Company's executive officers were increased for fiscal 2004 at a rate consistent with these objectives.

        Bonus Compensation.    The Company also provides executive officers the opportunity to earn annual cash bonuses. At the start of each year, the full Board of Directors approves certain corporate objectives that are considered to be critical to the achievement of the Company's long-term strategic goals. Because the Company is a development stage company, the corporate objectives generally consist of specific research and development, regulatory, corporate development and financing objectives. Annual bonus determinations for the Chief Executive Officer are based on the Company's relative success in achieving these corporate objectives. Annual bonus determinations for the other executive officers are based upon a mix of these corporate objectives and the individual performance objectives established for such officers at the beginning of each year by management of the Company. After the end each the year, the Committee reviews the Company's performance against its corporate objectives and determines the corporate bonus percentage component. The Committee also reviews management's recommendations for the individual bonus percentage components for each executive officer (other than the Chief Executive Officer), and approves the final bonus amounts for each such officer. Bonuses are generally paid in March of each year for services rendered during the prior fiscal year. Bonus potential and total compensation comparisons are made with survey data for comparable companies.

        Equity Compensation.    The Company grants stock options to its executive officers under its 2000 Stock Incentive Compensation Plan (the "Incentive Plan") and its 2002 Broad Based Equity Incentive Plan (the "2002 Plan" and, together with the Incentive Plan, the "Plans"). These Plans provide for the issuance of stock options to all eligible employees of the Company, including executive officers, to purchase shares of Common Stock of the Company in the future at a fixed exercise price determined on the date of grant. Stock options are granted to the Company's executive officers and other employees both as a reward for past individual and corporate performance and as an incentive for future performance.

        Stock options are generally granted once a year as part of the Company's annual review process. However, in June 2004, the Committee approved one-time retention grants to each of Michael Hart, the Company's President, Chief Executive Officer and Chief Financial Officer, David DeLong, the Company's Vice President, Marketing and Sales, and Pablo Cagnoni, the Company's then Vice President, Clinical Development, following the decision of the United States Food and Drug Administration (the "FDA") to require completion of the Company's ongoing Phase 3 clinical trial of its lead product candidate, EFAPROXYN, in patients with brain metastases originating from breast cancer (ENRICH) before possible approval of the Company's New Drug Application to market EFAPROXYN for this indication, and the Committee's evaluation of the importance of Messrs. Hart and DeLong and Dr. Cagnoni to completion of the ENRICH trial and the Company's ongoing operations generally. In addition, in September 2004, the Committee completed a review of the option positions of all of the Company's other employees and approved additional retention grants to such employees.

        The annual stock option awards, as well as the June and September 2004 retention awards, vest over a period of four years and expire ten years after the date of grant, except that a portion of the options granted to Mr. Hart in June 2004 (as well as all of the options granted to Dr. Cagnoni in June 2004, which expired without vesting following his termination of employment with the Company) will accelerate and become fully vested immediately upon FDA approval to market EFAPROXYN in one or more cancer indications. The exercise price for the annual grants, as well as the June and September 2004 retention grants, was 100% of the fair market value of the Company's Common Stock on the date of grant. The Committee believes that stock-based performance compensation arrangements are essential in aligning the interests of management and the stockholders in enhancing the value of the Company's equity as well as encouraging executives to remain employed by the Company.

Compensation for the Chief Executive Officer

        The Committee uses the same procedures described above in setting the annual salary, bonus and stock option awards for Michael Hart, the Company's President, Chief Executive Officer and Chief Financial Officer.

        For 2004, Mr. Hart's base salary was set at $340,000 and he was eligible for a target bonus of 40% of his base salary. The Committee awarded Mr. Hart a bonus of $42,300, paid in March 2005, based upon the Company's relative success in achieving its 2004 corporate objectives, which bonus represented approximately 12.5% of his 2004 base salary and 31% of his 2004 bonus potential. (With respect to fiscal 2003, the Committee awarded Mr. Hart a bonus of $80,000, paid in March 2004, based upon the Company's relative success in achieving its 2003 corporate objectives, which bonus represented approximately 25.5% of his 2003 base salary and 61.5% of his 2003 bonus potential). The Committee also awarded Mr. Hart options to purchase 40,000 shares of common stock of the Company at 100% of fair market value on the date of grant, or $3.77 per share, on January 19, 2004, as a reward for Mr. Hart's individual and corporate performance in 2003 and as an incentive for future performance. In addition, Mr. Hart was granted options to purchase an additional 40,000 shares of common stock at 100% of fair market value on the date of grant, or $2.29 per share, on June 14, 2004, in connection with the June 2004 retention grants described above.

        For 2005, Mr. Hart's base salary has been increased to $350,200 and he remains eligible for a target bonus of 40% of his base salary. The Committee awarded Mr. Hart options to purchase 40,000 shares of common stock of the Company at 100% of fair market value on the date of grant, or $2.37 per share, on February 7, 2005, as a reward for Mr. Hart's efforts and services on behalf of the Company during fiscal 2004 and as an incentive for future performance.

The Committee's Conclusion

        The Committee has reviewed all components of the CEO's and other executive officers' total compensation, including salary, bonus, equity compensation, accumulated realized and unrealized stock option gains, the dollar value to the executive and cost to the Company of all perquisites and other personal benefits, and the actual projected payout obligations under several severance and change-in-control scenarios. A tally sheet setting forth all the above components was prepared and reviewed affixing dollar amounts under the various payout scenarios. Based on this review, the Committee finds the CEO's and other executive officers' total compensation (and, in the case of the severance and change-in-control scenarios, the potential payouts) in the aggregate to be reasonable and not excessive. It should be noted that when the Committee considers any component of the CEO's and other executive officers' total compensation, the aggregate amounts and mix of all the components, including accumulated (realized and unrealized) stock option gains, are taken into consideration in the Committee's decisions.

Limitation on Deduction of Compensation Paid to Certain Executive Officers

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1.0 million paid to a company's chief executive officer and the four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Company believes that stock options granted under the Company's 2000 Stock Incentive Compensation Plan with an exercise price at least equal to the fair market value of the Company's common stock on the date of grant constitute "performance-based compensation" and are therefore not subject to the application of

Section 162(m). However, stock options granted under the Company's 2002 Broad Based Equity Incentive Plan do not qualify as "performance-based compensation" and are therefore subject to the deduction limit. As a result, the Committee generally attempts to structure stock options granted to the Company's CEO and other executive officers in a manner that complies with the statute to mitigate any disallowance of deductions under Section 162(m). However, the Committee recognizes that unanticipated future events, such as a change of control of the Company or a change in executive personnel, could result in a disallowance of compensation deductions under Section 162(m). Moreover, the Committee reserves the right to use its judgment to authorize compensation payments that may be in excess of the limit when the Committee believes such payment is appropriate, after taking into consideration changing business conditions or the officer's performance, and is in the best interests of the stockholders.

COMPENSATION COMMITTEE
Marvin E. Jaffe, M.D.—Chairman Michael D. Casey

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        As noted above, the Company's compensation committee consists of Dr. Jaffe and Mr. Casey. None of the Company's executive officers serve as members of the board of directors or compensation committee of any entity that has one or more executive officers who serve on the Company's Board of Directors or compensation committee.

PERFORMANCE MEASUREMENT COMPARISON(1)

        The following graph shows the total stockholder return of an investment of $100 in cash on March 28, 2000 for (i) the Company's common stock, (ii) the Nasdaq Biotechnology Index and (iii) the Nasdaq Composite Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

Comparison of 5 year Cumulative Total Return on Investment

Total Return Analysis	3/28/2000	12/29/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004
Allos Therapeutics, Inc.	$100.00	$62.02	$53.39	$57.85	$27.62	$18.46
NASDAQ Biotechnology	$100.00	$93.73	$78.54	$42.94	$62.58	$66.42
NASDAQ Composite	$100.00	$51.11	$40.35	$27.63	$41.45	$45.01

(1)
This section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Consulting Agreement with Dr. Hoffman

        The Company entered into a two-year consulting agreement with Dr. Hoffman effective as of February 2003, which such agreement is described in the section entitled "Compensation of Directors." The consulting agreement with Dr. Hoffman expired in accordance with its terms on February 28, 2005.

Employment Agreements

  Messrs. Hart and Delong

        The Company entered into employment agreements with Mr. Hart effective as of December 2001, and Mr. DeLong effective as of August 2002. The employment agreements with Messrs. Hart and DeLong are described in the section entitled "Employment, Severance and Change of Control Agreements."

  Mr. Graboyes

        The Company entered into an employment agreement with Mr. Graboyes effective as of October 2004. The employment agreement provides for an annual base salary of $205,000, which amount may be adjusted periodically in the sole discretion of the Board of Directors. Under the agreement, Mr. Graboyes may receive an annual discretionary bonus of up to 25% of his annual base salary. The decision to award the bonus or modify the amount of the bonus is at the sole discretion of the Board of Directors.

        The employment agreement with Mr. Graboyes provides that his employment with the Company is at-will and may be altered or terminated by either Mr. Graboyes or the Company at any time. However, if the Company terminates Mr. Graboyes' employment without just cause or if he resigns for good reason, other than pursuant to a change in control, Mr. Graboyes will be entitled to receive: (a) his base salary for six months following the date of termination, (b) payment of any accrued but unused vacation and sick leave, and (c) payment of premiums for Mr. Graboyes' group health insurance COBRA continuation coverage for up to six months after the date of termination.

        The employment agreement with Mr. Graboyes also provides that if the Company terminates his employment without just cause or if he resigns for good reason within one month prior to or 13 months following the effective date of a change in control, Mr. Graboyes will be entitled to receive: (a) his base salary for one year following the date of termination, (b) payment of any accrued but unused vacation and sick leave, (c) a bonus in an amount equal to the bonus paid in the year immediately preceding the change in control or 50% of the maximum bonus eligibility if Mr. Graboyes was not employed by the Company during the prior year bonus period, and (d) payment of premiums for Mr. Graboyes' group health insurance COBRA continuation coverage for up to 12 months after the date of termination. In addition, the vesting of any outstanding stock options issued to Mr. Graboyes will be accelerated in full, and, if the surviving corporation or acquiring corporation assumes such stock options in connection with such change in control, the time during which such options may be exercised will be extended to 12 months following the date of such change in control.

  Dr. Cagnoni

        The Company entered into an employment agreement with Dr. Pablo Cagnoni, the Company's Vice President, Clinical Development, effective as of September 2003. This employment agreement terminated in August 2004 in connection with Dr. Cagnoni's voluntary termination of employment with the Company. The agreement provided for an annual base salary of $225,000, subject to periodic adjustment in the sole discretion of the Board of Directors. In addition, Dr. Cagnoni was eligible to receive an annual discretionary bonus for up to 25% of his annual base salary, which such bonus was awarded or modified in the sole discretion of the Board of Directors. In 2004, the Company paid Dr. Cagnoni an aggregate of $212,100 under the employment agreement, including a bonus of $58,100 paid in March 2004 for Dr. Cagnoni's efforts and services on behalf of the Company during 2003.

Severance Arrangements

        The Company has established a Severance Benefit Plan to provide for the payment of severance benefits to all full-time employees, including executive officers who do not otherwise have separate employment agreements with the Company, whose employment is involuntarily terminated due to a group termination or change of control event. The Severance Benefit Plan is described in the section entitled "Employment, Severance and Change of Control Agreements."

Indemnity Agreements

        The Company has entered into agreements to indemnify its directors and certain of its executive officers which provide, among other things, that the Company will indemnify such executive officer or director for certain expenses including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding by reason of such person's position as a director, officer, employee, agent or fiduciary of the Company, any subsidiary of the Company or any other company or enterprise to which such executive officer or director serves at the Company's request. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

Services Agreement with Abraham Consulting, Inc.

        The Company entered into a one-year services agreement with Abraham Consulting, Inc. effective as of July 2003, pursuant to which Abraham Consulting, Inc. provides scientific advisory and technical services in connection with the Company's clinical trials. In June 2004, this services agreement was renewed through June 30, 2005. Dr. Donald Abraham, a former director of the Company from 1994 through May 10, 2004, is the sole owner of Abraham Consulting, Inc. Under the agreement, the Company pays Abraham Consulting, Inc. consulting fees of $5,000 per month spent in performing the services thereunder. In 2004, the Company paid Abraham Consulting, Inc. aggregate fees of $90,000 under the services agreement, which included $30,000 of fees that were accrued during 2003 and paid in January 2004.

Securities Purchase Agreement with Warburg Pincus Private Equity VIII, L.P. ("Warburg")

        The Company entered into a Securities Purchase Agreement with Warburg and certain other investors, effective as of March 2, 2004, pursuant to which the Company issued and sold 2,262,443 shares of Series A Exchangeable Preferred Stock to Warburg at a price per share of $22.10, for gross proceeds of approximately $50.0 million. Effective as of the closing of the sale of Series A Exchangeable Preferred Stock to Warburg on March 4, 2005, Messrs. Stewart Hen and Jonathan Leff, each of whom is a Managing Director of Warburg, were appointed to the Board of Directors. The Securities Purchase Agreement and other transactions consummated in connection therewith are described in the section entitled "Proposal 2—Approval of Issuance of Shares of the Company's Common Stock upon Exchange of the Company's Series A Exchangeable Preferred Stock."

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Allos stockholders will be "householding" the Company's proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Allos Therapeutics, Inc., Attention: Jennifer Neiman, Manager of Corporate Communications, Allos Therapeutics, Inc., 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020, or contact Ms. Neiman at 303-426-6262. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ MARC H. GRABOYES
Marc H. Graboyes Secretary

April [    ], 2005

A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2004 is available without charge upon written request to: Allos Therapeutics, Inc., Attn: Corporate Secretary, 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020. The Company's SEC filings are also available at the SEC's web site at "http://www.sec.gov."

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE NOMINEES FOR DIRECTOR LISTED BELOW.
PROPOSAL 1:	To elect seven directors to hold office until the 2006 Annual Meeting of Stockholders and until their successors are elected.
	FOR all nominees listed below (except as marked to the contrary below).	WITHHOLD AUTHORITY to vote for all nominees listed below.
	☐	☐
NOMINEES:	01 Stephen J. Hoffman, Ph.D., M.D., 02 Michael E. Hart, 03 Michael D. Casey, 04 Mark G. Edwards, 05 Stewart Hen, 06 Marvin E. Jaffe, M.D. and 07 Jonathan S. Leff
To withhold authority to vote for any nominee(s), write such nominee(s)' name(s) below:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.
PROPOSAL 2:	To approve the issuance of shares of the Company's common stock upon exchange of shares of the Company's Series A Exchangeable Preferred Stock sold in a financing transaction.
	FOR	AGAINST	ABSTAIN
	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.
PROPOSAL 3:	To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2005.
	FOR	AGAINST	ABSTAIN
	☐	☐	☐

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www. melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Signature	Signature	Date

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person. Please vote, date and promptly return this proxy in the enclosed return envelope, which is postage prepaid if mailed in the United States.

/\ FOLD AND DETACH HERE /\

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/alth		Telephone 1-866-540-5760		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Company's Annual Report and Proxy Statement on the internet at www.allos.com

ALLOS THERAPEUTICS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 18, 2005

        The undersigned hereby appoints Michael E. Hart and Marc H. Graboyes, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Allos Therapeutics, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Allos Therapeutics, Inc. to be held at the Allos Therapeutics, Inc. corporate office, 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020 on Wednesday, May 18, 2005 at 8:30 a.m. (local time) and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

        UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES LISTED IN PROPOSAL 1 AND IN FAVOR OF PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

/\ FOLD AND DETACH HERE /\

You can now access your Allos Therapeutics, Inc. account online.

Access your Allos Therapeutics, Inc. stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Allos Therapeutics, Inc., now makes it easy and convenient to get current information on your stockholder account.

• View account status • View certificate history • View book-entry information	• View payment history for dividends • Make address changes • Obtain a duplicate 1099 tax form • Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

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